UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

LIFE ON EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55464 (Commission File Number)	46-2552550 (I.R.S. Employer Identification No.)

1345 6th Ave., 2nd Floor New York, NY (Address of principal executive offices)	10105 (Zip Code)

Registrant’s telephone number, including area code: (646) 844-9897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2022, we executed a Stock Purchase and Mutual Release Agreement (the “Agreement”). Under the Agreement, we divested our ownership of our former subsidiary SmartAxiom, Inc. (“SA”). The decision was made due to certain critical factors including, but not limited to, 1) the focus of our company towards exclusively the medical technology industry, 2) the slow progress of performance from SA in comparison to the results already underway with the CareClix acquisition, and 3) in order to redeploy resources towards the growth potential of the CareClix group of companies. Under the Agreement, we agreed to transfer all of our equity ownership in SA to Amit Biyani in exchange for Mr. Biyani’s agreement to return to us, for cancellation: (ii) 7,794,695 shares of our common stock; and (ii) 128,822 shares of our Series D Preferred Stock. In addition, SA and Mr. Biyani have agreed to arrange for the return and cancellation of not less than 64,942 shares of our Series D Preferred Stock currently held by other former shareholders of SA. By agreement among the parties, the divestiture of SA will be deemed legally effective as of December 31, 2021. The Agreement also contains mutual releases amongst the parties.

Also on March 8, 2021, and in connection with the Agreement, SA issued us an 8% Unsecured Convertible Note in the amount of $250,000 dated February 28, 2022 (the “Note”). The Note bears interest at a rate of 8 percent per year, with all principal and interest due on or before February 28, 2024. All unpaid principal and interest owing under the Note may, at our option, be converted in whole into a number of fully-paid and non-assessable shares of common stock of SA having a value equal to the Note balance converted at an assumed total valuation of SA of $6,250,000 on fully diluted basis.

The Agreement and the Note contain numerous additional terms, covenants, and conditions and should be reviewed in their entirety for additional information.

Section 9 - Financial Statements and Exhibits Item

9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Stock Purchase and Mutual Release Agreement
10.2	8% Unsecured Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2022	LIFE ON EARTH, INC.

	By:	/s/ Mahmood Khan
	Name:	Mahmood Khan
	Title:	Chief Executive Officer